CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 26 to the Registration Statement of Franklin Tax-Free Trust on Form N-1A (File No. 2-94222) of our report dated April 3, 1998 on our audit of the financial statements and financial highlights of Franklin Tax-Free Trust for the year ended February 28, 1998, which is incorporated by reference in the Registration Statement.



                                   /s/ PricewaterhouseCoopers LLP


San Francisco, California
December 18, 1998